UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 31, 2016

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2016, Legg Mason, Inc. (the “Company”), as Borrower; Citibank, N.A., as Administrative Agent; and the other banks party thereto (collectively, the “Lenders”) entered into a first amendment (the “First Amendment”) to the Company’s unsecured Credit Agreement, dated as of December 29, 2015 (the “Credit Agreement”) pursuant to which the Lenders made available to the Company a multi-currency revolving credit facility in an amount of $1 billion (which may be increased by an aggregate amount of up to $500 million at the Company’s discretion, subject to the consent of the Lenders).

The First Amendment revises the calculation of the Company’s ratio of consolidated outstanding net debt-to-consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash items (the “Leverage Ratio”) to include in the calculation of consolidated outstanding net debt deductions (i) a portion of the Company’s hybrid capital securities that are accorded a percentage of equity treatment by one or more rating agencies (including a portion of the Company’s 6.375% Junior Subordinated Notes due 2056); (ii) a portion of the Company’s seed capital investments held in mutual funds and/or separately managed accounts; and (iii) the Company’s cash and cash equivalents from the proceeds of indebtedness incurred in order to finance an acquisition and certain other unrestricted cash, subject in each of the foregoing clauses (i) through (iii) to certain conditions and limitations.

In addition, the First Amendment amends the maximum Leverage Ratio permitted under the Credit Agreement to increase the Leverage Ratio for certain periods so that the Leverage Ratio shall be no greater than (i) 3.5 to 1 at any time for the period from March 31, 2016 through and including September 30, 2016, (ii) 3.25 to 1 at any time for the period from October 1, 2016, through and including December 31, 2016 and (iii) 3 to 1 at any other time.

In the ordinary course of its business, the Company has various business relationships with most of the Lenders.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

	(d)	Exhibits

		Exhibit No.	Subject Matter

1.1
First Amendment, dated as of March 31, 2016, to the Credit Agreement, dated as of December 29, 2015, by and among Legg Mason, Inc., as Borrower, Citibank, N.A., as Administrative Agent, and each of the lenders from time to time party thereto, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: April 1, 2016	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

1.1
First Amendment, dated as of March 31, 2016, to the Credit Agreement, dated as of December 29, 2015, by and among Legg Mason, Inc., as Borrower, Citibank, N.A., as Administrative Agent, and each of the lenders from time to time party thereto, filed herewith.